Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of October 21, 2021 (this “Supplemental Indenture”), is entered into by and among Medline Borrower, LP, a Delaware limited partnership (the “Issuer”), Medline Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer”), Medline Intermediate, LP (“Holdings”), as a Guarantor, the other parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary” and together with Holdings, the “Guaranteeing Parties”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Mozart Debt Merger Sub Inc., a Delaware corporation (“Escrow Issuer”) and the Trustee have heretofore executed and delivered an indenture, dated as of October 15, 2021 (the “Initial Indenture” and, together with this Supplemental Indenture, and as further amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance of $2,500,000,000 aggregate principal amount of 5.250% Senior Notes due 2029 (the “Notes”);

WHEREAS, the parties hereto desire to enter into this Supplemental Indenture to evidence the assumption by the Issuer and the Co-Issuer of all the payment obligations under the Notes and the Indenture;

WHEREAS, the Indenture provides that on the Completion Date each of the Issuer, the Co-Issuer and each Guaranteeing Party shall execute and deliver to the Trustee a supplemental indenture and become parties to the Indenture and pursuant to which the Issuer and the Co-Issuer shall, jointly, assume all of the obligations of Escrow Issuer under the Notes and the Indenture, as applicable, and each Guaranteeing Party shall unconditionally guarantee, on a joint and several basis with the other Guaranteeing Parties and the other Guarantors under the Indenture, all of the Issuer’s and the Co-Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Initial Indenture, the Trustee, the Issuer, the Co-Issuer and the Guaranteeing Parties are authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes;

WHEREAS, each of the Issuer and the Co-Issuer and each Guaranteeing Party has been duly authorized to enter into this Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,”

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE II

ASSUMPTION AND AGREEMENTS

Section 2.1. Assumption of Obligations. The Issuer and the Co-Issuer hereby agree, as of the date hereof, to assume, to be bound by, to perform and to be jointly and severally liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes and all other obligations and agreements of Escrow Issuer under the Indenture and the Notes and to become Issuer and Co-Issuer, respectively, under and as defined in the Indenture and the Notes.

ARTICLE III

AGREEMENT TO BE BOUND, GUARANTEE

Section 3.1. Agreement to be Bound. Each Guaranteeing Party hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 3.2. Guarantee. Each Guaranteeing Party agrees, on a joint and several basis with all the other Guaranteeing Parties, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Notices. All notices and other communications to the Issuer, the Co-Issuer and the Guaranteeing Parties shall be given as provided in the Indenture to the Issuers and the Guarantors.

Section 4.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.3. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.4. Execution and Delivery. (a) Each of the Issuer and the Co-Issuer agrees that its assumption of all of the payment obligations under the Notes and the Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such assumption of all of the payment obligations under the Notes and the Indenture on the Notes.

(b) Each Guaranteeing Party agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 4.5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer, the Co-Issuer or any Guaranteeing Party shall have any liability for any obligations of the Issuer, the Co-Issuer or the Guaranteeing Parties under the Notes, any Guarantees, the Security Documents the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantee.

Section 4.6. Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 4.8. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.9. The Trustee. The Trustee does not make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 4.10. Benefits Acknowledged. (a) Each of the Issuer’s and the Co-Issuer’s assumption of all of the payment obligations under the Notes and the Indenture is subject to the terms and conditions set forth in the Indenture. Each of the Issuer and the Co-Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that its assumption of all of the payment obligations under the Notes and the Indenture and the waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

(b) Each Guaranteeing Party’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Party acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

Section 4.11. Successors. All agreements of the Issuer, the Co-Issuer and the Guaranteeing Parties in this Supplemental Indenture shall bind their Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 4.12. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MEDLINE CO-ISSUER, INC.

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

MEDLINE BORROWER, LP

By: MOZART GP, LLC Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

MEDLINE INTERMEDIATE, LP

By: MOZART GP, LLC Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

APLICARE PRODUCTS, LLC ESMA-MED-UXBRIDGE, LLC ESNY-MED-MONTGOMERY, LLC EXCELSIOR MEDICAL, LLC HEALTHCARE RECOVERY SERVICES LLC
MBSI, LLC
MEDCAL SALES LLC
MEDLINE MEXICO HOLDINGS, LLC
MEDLINE MILLS INDUSTRIES LLC MEDLINE MILLS LLC
MEDLINE PHARMACY LLC MEDLINE SOONER ACQUISITION, LLC
MEDLINE UNITED KINGDOM LLC MEDLINE VENTURES, LLC MEDTRANS LLC
NIMA ACQUISITION, LLC NORTHPOINT MEDICAL PROCESSING, LLC
PDM HOLDINGS, LLC
SIMCON INTERNATIONAL, LLC SURGICAL INSTRUMENT SERVICES AND SAVINGS, LLC SUTURE EXPRESS, LLC TRI-STATE MEXICO HOLDINGS, LLC

By: MEDLINE INDUSTRIES, LP Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MEDLINE INTERNATIONAL SALES CORPORATION MEDLINE INTERNATIONAL HOLDCO, INC.

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Assistant Secretary

CENTURION MEDICAL PRODUCTS, LP
MEDLINE INDUSTRIES, LP

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

MEDLINE BERMUDA HOLDINGS LLC
MEDLINE INTERNATIONAL, LLC
MEXICALI DIRECTO HOLDINGS, LLC
PMM HOLDINGS, LLC
THIN CANDIED SHELL, LLC

By: STELLAR HOLDCO, LLC Its: Manager

B:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Director

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MEDLINE INDUSTRIES HOLDINGS, L.P.

By: MEDLINE MILLS INDUSTRIES LLC
Its: General Partner

By: MEDLINE INDUSTRIES, LP Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

ML PRODUCTS, LLC
MMS, L.L.C.

By: MEDLINE SOONER
ACQUISITION, LLC
Its: Manager

By: MEDLINE INDUSTRIES, LP Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

PLUROGEN THERAPEUTICS, LLC

By:	/s/ Sissi Miao
Name: Sissi Miao
Title: Manager

By:	/s/ Stuart J. Schneider
Name: Stuart J. Schneider
Title: Manager

STELLAR HOLDCO, LLC

By:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Director

THIN CANDY SHELL, LLC

By: CENTURION MEDICAL PRODUCTS, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Banking Office